Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  April 27, 2009
FOR IMMEDIATE RELEASE

Washington Trust Announces First Quarter 2009 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2009 net income of $2.7 million, or 17 cents per diluted share, compared to first quarter 2008 net income of $5.8 million, or 43 cents per diluted share.

Earnings in the first quarter of 2009 were influenced by:
•
Net impairment losses of $2.0 million ($1.3 million after tax; 8 cents per diluted share) were charged to earnings in the first quarter of 2009 for securities deemed to be other-than-temporarily impaired.

•
The loan loss provision charged to earnings amounted to $1.7 million for the first quarter of 2009, compared to $450 thousand for the first quarter of 2008.  The provision was based on management’s assessment of economic and credit conditions as well as growth in the loan portfolio.

•
No dividend was received from the Federal Home Loan Bank of Boston (FHLBB) in the first quarter of 2009.  Dividend income on the Corporation’s investment in FHLBB stock totaled $445 thousand in the first quarter of 2008.

•	FDIC deposit insurance premiums for the first quarter of 2009 were up by $395 thousand from the first quarter a year earlier.
•	In the first quarter of 2009 a $250 thousand charge, recorded in other noninterest expenses, was incurred associated with the repositioning of investment options in the Corporation’s 401(k) Plan.

Selected First Quarter 2009 developments:
•
Reflecting declines in the financial markets, wealth management revenues for the first quarter of 2009 were down by $1.8 million, or 25 percent, from the first quarter of 2008.  Assets under administration totaled $2.958 billion at March 31, 2009, down $920.8 million from the March 31, 2008 balance.

•
Commercial loan growth was solid in the first quarter of 2009, amounting to $28.0 million, or 3 percent.  Commercial loans have increased $182.0 million, or 25 percent, from the balance at March 31, 2008.

-M O R E-

Washington Trust
Page Two, April 27, 2009

•
In-market deposits grew by $119.0 million, or 7 percent, during the first quarter of 2009 largely due to growth in money market accounts.  In-market deposits have increased by $213.8 million, or 14 percent, from March 31, 2008.

•
Reflecting continued weak economic conditions, nonperforming assets amounted to $17.5 million, or 0.60% of total assets, at March 31, 2009 up from $8.8 million, or 0.30% of total assets, at December 31, 2008.

•
As a result of strong residential mortgage refinancing and sales activity, net gains on loans sales and commissions on loans originated for others totaled $1.0 million for the first quarter of 2009, up by $553 thousand from the first quarter of 2008.

John C. Warren, Washington Trust Bancorp, Inc.’s Chairman and Chief Executive Officer, stated “First quarter earnings were negatively affected by a number of systemic factors including continued weakness in the financial markets and the downturn in the local and national economies.  Washington Trust remains a strong, stable, well-capitalized financial institution.  During the quarter, we experienced strong loan and deposit growth.  We are well-positioned to meet the challenges that lie ahead:  we have a history of success, strong core values, an experienced leadership team, and have a proven track record of capitalizing on market opportunities.”

RESULTS OF OPERATIONS
Net interest income for the first quarter of 2009 decreased $1.6 million, or 9 percent, from the fourth quarter of 2008 and increased $883 thousand, or 6 percent, from the first quarter a year ago.  No dividend was received from the FHLBB in the first quarter of 2009.  Dividend income on the Corporation’s investment in FHLBB stock totaled $264 thousand in the fourth quarter of 2008 and $445 thousand in the first quarter of 2008.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the first quarter of 2009 was 2.39%, down 26 basis points from the fourth quarter of 2008 and down 20 basis points from the first quarter a year ago.  The decrease in net interest margin reflects the elimination of FHLBB dividend income and margin compression resulting from a lagging effect of downward pricing of deposit rates in response to the Federal Reserve’s actions to reduce short-term interest rates.
- M O R E -

Washington Trust
Page Three, April 27, 2009

Total noninterest income for the first quarter of 2009 increased $586 thousand, or 8 percent, from the fourth quarter of 2008 and decreased $3.1 million, or 28 percent, from the first quarter of 2008.  Included in noninterest income in the first quarter of 2009 were net impairment losses of $2.0 million for investment securities deemed to be other-than-temporarily impaired.  Impairment losses amounted to $2.9 million in the fourth quarter of 2008 and $858 thousand in the first quarter of 2008.  Also included in noninterest income were net realized gains on securities of $57 thousand in the first quarter of 2009, compared to net realized gains of $315 thousand in the fourth quarter of 2008, resulting from a contribution of appreciated equity securities to the Corporation’s charitable foundation.  In the first quarter of 2008, net realized gains on securities totaled $813 thousand.

Wealth management revenues for the first quarter of 2009 decreased $761 thousand, or 12 percent, from the fourth quarter of 2008 and $1.8 million, or 25 percent, from the first quarter a year ago.  Wealth management revenues are largely dependent on the value of assets under administration and are closely tied to the performance of the financial markets.  Assets under administration totaled $2.958 billion at March 31, 2009, down $189.7 million, or 6 percent, in the first quarter of 2009.  Assets under administration were down $920.8 million, or 24 percent, from March 31, 2008.  The decline in assets under administration was primarily due to lower valuations in the financial markets.

Net gains on loan sales and commissions on loans originated for others amounted to $1.0 million for the first quarter of 2009, up by $811 thousand from the fourth quarter of 2008 and by $553 thousand from the first quarter of 2008 due to strong residential mortgage refinancing and sales activity.  Also included in noninterest income were net unrealized gains on interest rate swap contracts of $60 thousand in the first quarter of 2009, compared to net unrealized losses of $663 thousand in the fourth quarter of 2008 and net unrealized gains of $119 thousand in the first quarter a year ago.

Noninterest expenses amounted to $18.4 million for the first quarter of 2009, up $315 thousand, or 2 percent, from the fourth quarter of 2008 and up $1.2 million, or 7 percent, from the first quarter of 2008.  The increase in noninterest expenses on both a linked quarter and year over year basis was largely due to an increase in the assessment rate of FDIC deposit insurance and a $250 thousand charge, reported in other noninterest expenses, associated with the repositioning of investment options in the Corporation’s 401(k) Plan.  FDIC deposit insurance premiums for the first quarter of 2009 were up by $379 thousand from the fourth quarter of 2008 and by $395 thousand from the first quarter a year earlier.

- M O R E -

Washington Trust
Page Four, April 27, 2009

Income tax expense amounted to $1.1 million for the three months ended March 31, 2009, as compared to $2.7 million for the same period in 2008.  The Corporation’s effective tax rate for the first quarter of 2009 was 29.3%, as compared to 31.8% for the first quarter of last year.

ASSET QUALITY
The level of nonperforming assets and loan delinquencies increased in the first quarter of 2009.  Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure) amounted to $17.5 million, or 0.60% of total assets, at March 31, 2009, compared to $8.8 million, or 0.30% of total assets, at December 31, 2008 and $5.7 million, or 0.22% of total assets, at March 31, 2008.  Nonaccrual loans totaled $15.4 million at March 31, 2009, compared to $7.8 million at the end of 2008 and $5.7 million at March 31, 2008, with a $5.0 million increase in the nonaccrual commercial loans and a $2.3 million increase in nonaccrual residential mortgages.  In the first three months of 2009 four commercial loan relationships totaling $4.8 million moved into the nonaccrual loan classification.  Nonaccrual investment securities totaled $1.9 million at March 31, 2009, compared to $633 thousand at December 31, 2008.  There were no nonaccrual investment securities as of March 31, 2008.  Property acquired through foreclosure or repossession amounted to $170 thousand at March 31, 2009, compared to $392 thousand at December 31, 2008.  There was no property acquired through foreclosure on the balance sheet at March 31, 2008.

Total 30 day+ delinquencies amounted to $22.1 million, or 1.18% of total loans, at March 31, 2009, up $4.5 million in the first quarter of 2009 and up $11.7 million from the balance at March 31, 2008.  Commercial loan delinquencies amounted to $14.9 million, or 1.64% of total commercial loans, at March 31, 2009, an increase of $3.4 million in the first quarter of 2009.

Total residential mortgage and consumer loan 30 day+ delinquencies amounted to $7.2 million, or 0.75% of these loans, at March 31, 2009, an increase of $1.1 million in the first quarter of 2009.  Total 90 day+ delinquencies in the residential mortgage and consumer loan categories amounted to $3.6 million (9 loans) and $7 thousand (2 loans), respectively, at March 31, 2009.  Washington Trust has never offered a subprime residential loan program.

- M O R E -

Washington Trust
Page Five, April 27, 2009

The Corporation’s loan loss provision charged to earnings amounted to $1.7 million for the first quarter of 2009, compared to $1.850 million for the fourth quarter of 2008 and $450 thousand for the first quarter of 2008.  The provision for loan losses was based on management’s assessment of economic and credit conditions as well as growth in the loan portfolio.  Net charge-offs amounted to $927 thousand in the first quarter of 2009, as compared to net charge-offs of $756 thousand in the fourth quarter of 2008 and $3 thousand in the first quarter of 2008.  Commercial loan net charge-offs amounted to $810 thousand, or 87% of total net charge-offs, for the first quarter of 2009.

We believe that the declining credit quality trend is primarily related to a general weakening in national and regional economic conditions and that this trend may continue throughout 2009.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $24.5 million, or 1.31% of total loans, at March 31, 2009, compared to $23.7 million, or 1.29% of total loans, at December 31, 2008 and $20.7 million, or 1.30% of total loans, at March 31, 2008.

FINANCIAL CONDITION
Total loans grew by $26.8 million, or 1.5 percent, in the first quarter of 2009, led by commercial loan growth of $28.0 million, or 3 percent.  First quarter 2009 growth was due primarily to increases in commercial and industrial loans.

The investment securities portfolio amounted to $834.0 million at March 31, 2009, down by $32.3 million from the balance at December 31, 2008.  Washington Trust’s investment securities portfolio consists largely of mortgage-backed securities.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At March 31, 2009, the net unrealized gain position on the investment securities portfolio was $782 thousand, including gross unrealized losses of $24.3 million.  Approximately 85% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  During the first quarter of 2009, net impairment losses of $2.0 million were charged to earnings for securities deemed to be other-than-temporarily impaired.  First quarter 2009 net impairment charges included $1.350 million on a pooled trust preferred debt security and $641 thousand on common and perpetual preferred stocks.

– M O R E –

Washington Trust
Page Six, April 27, 2009

Washington Trust elected to early adopt the provisions of FASB Staff Position FAS 115-2 and FAS 124-2 “Recognition and Presentation of Other-Than-Temporary Impairments,” effective March 31, 2009.  For securities not expected to be sold, this FASB Staff Position requires that the credit-related portion of other-than-temporary impairment losses be recognized in earnings while the noncredit-related portion is recognized in other comprehensive income.  As a result of the adoption of this FASB Staff Position, in the first quarter of 2009 a $1.350 million credit-related impairment loss was recognized in earnings and a $2.3 million noncredit-related impairment loss was recognized in other comprehensive income for a pooled trust preferred debt security not expected to be sold.  Also in accordance with this FASB Staff Position, Washington Trust reclassified the noncredit-related portion of an other-than-temporary impairment loss previously recognized in earnings in the fourth quarter of 2008.  This reclassification was reflected as a cumulative effect adjustment of $1.2 million after taxes ($1.9 million before taxes) that increased retained earnings and decreased accumulated other comprehensive loss.  This reclassification had a positive impact on regulatory capital and no impact on tangible equity.

Total deposits increased by $93.5 million, or 5 percent, from December 31, 2008 and by $249.3 million, or 15 percent, from March 31, 2008.  In-market deposit growth during the first quarter of 2009 was $119.0 million, or 7 percent, led by an $84.4 million increase in money market and savings balances.  Included in this increase was $47.9 million in wealth management client money market deposits.  This balance represents the successful first quarter transition of balances previously held in outside money market funds to fully insured and collateralized deposits, in a manner similar to other financial institutions.  Washington Trust also experienced growth in in-market consumer time deposits and NOW account balances in the first three months of 2009.  In-market deposits have increased by $213.8 million, or 14 percent, from March 31, 2008.

Federal Home Loan Bank advances totaled $723.1 million at March 31, 2009, down by $106.5 million from the balance at December 31, 2008.  During the first quarter of 2009, the Corporation paid $2.5 million, representing the final payment pursuant to the Stock Purchase Agreement for the August 2005 acquisition of Weston Financial Group, Inc.  This deferred acquisition obligation had previously been recognized as a liability in 2008 and was classified in other borrowings at December 31, 2008.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended March 31, 2009.  The dividend was paid on April 14, 2009 to shareholders of record on March 31, 2009.
– M O R E –

Washington Trust
Page Seven, April 27, 2009

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Chief Financial Officer and Secretary, will host a conference call on Monday, April 27, 2009 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s first quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com, or may be accessed by calling (800) 860-2442, or (412) 858-4600 for international callers.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  To listen to a replay of the conference call, dial (877) 344-7529 and enter Conference ID #: 429617.  The replay will be available until 9:00 a.m. on May 5, 2009.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH”.  Investor information is available on the Corporation’s web site: www.washtrust.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Corporation assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
	March 31,	December 31,
(Dollars in thousands)	2009	2008
Assets:
Cash and noninterest-bearing balances due from banks	$29,234	$11,644
Interest-bearing balances due from banks	11,052	41,780
Federal funds sold and securities purchased under resale agreements	3,453	2,942
Other short-term investments	1,518	1,824
Mortgage loans held for sale	7,437	2,543
Securities available for sale, at fair value;
amortized cost $833,177 in 2009 and $869,433 in 2008	833,959	866,219
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	908,283	880,313
Residential real estate	637,137	642,052
Consumer	320,534	316,789
Total loans	1,865,954	1,839,154
Less allowance for loan losses	24,498	23,725
Net loans	1,841,456	1,815,429
Premises and equipment, net	24,760	25,102
Accrued interest receivable	10,466	11,036
Investment in bank-owned life insurance	43,607	43,163
Goodwill	58,114	58,114
Identifiable intangible assets, net	9,844	10,152
Other assets	30,202	33,510
Total assets	$2,947,110	$2,965,466

Liabilities:
Deposits:
Demand deposits	$170,975	$172,771
NOW accounts	179,903	171,306
Money market accounts	377,603	305,879
Savings accounts	186,152	173,485
Time deposits	969,691	967,427
Total deposits	1,884,324	1,790,868
Dividends payable	3,354	3,351
Federal Home Loan Bank advances	723,143	829,626
Junior subordinated debentures	32,991	32,991
Other borrowings	20,933	26,743
Accrued expenses and other liabilities	43,638	46,776
Total liabilities	2,708,383	2,730,355

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,018,868 shares in 2009 and 2008	1,001	1,001
Paid-in capital	82,186	82,095
Retained earnings	165,191	164,679
Accumulated other comprehensive loss	(7,864)	(10,458)
Treasury stock, at cost; 68,922 shares in 2009 and 84,191 in 2008	(1,787)	(2,206)
Total shareholders’ equity	238,727	235,111
Total liabilities and shareholders’ equity	$2,947,110	$2,965,466

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
Three months ended March 31,	2009	2008
Interest income:
Interest and fees on loans	$24,139	$24,970
Interest on securities:
Taxable	8,449	8,416
Nontaxable	780	780
Dividends on corporate stock and Federal Home Loan Bank stock	72	620
Other interest income	17	140
Total interest income	33,457	34,926
Interest expense:
Deposits	9,547	11,899
Federal Home Loan Bank advances	7,227	7,299
Junior subordinated debentures	479	338
Other interest expense	245	314
Total interest expense	17,498	19,850
Net interest income	15,959	15,076
Provision for loan losses	1,700	450
Net interest income after provision for loan losses	14,259	14,626
Noninterest income:
Wealth management services:
Trust and investment advisory fees	4,122	5,342
Mutual fund fees	915	1,341
Financial planning, commissions and other service fees	376	575
Wealth management services	5,413	7,258
Service charges on deposit accounts	1,113	1,160
Merchant processing fees	1,349	1,272
Income from bank-owned life insurance	444	447
Net gains on loan sales and commissions on loans originated for others	1,044	491
Net realized gains on securities	57	813
Net unrealized gains on interest rate swap contracts	60	119
Other income	419	342
Noninterest income, excluding other-than-temporary impairment losses	9,899	11,902
Total other-than-temporary impairment losses on securities	(4,244)	(858)
Portion of loss recognized in other comprehensive income (before taxes)	2,253	–
Net impairment losses recognized in earnings	(1,991)	(858)
Total noninterest income	7,908	11,044
Noninterest expense:
Salaries and employee benefits	10,475	10,343
Net occupancy	1,226	1,138
Equipment	975	944
Merchant processing costs	1,143	1,068
Outsourced services	786	636
Legal, audit and professional fees	675	543
FDIC deposit insurance costs	651	256
Advertising and promotion	301	386
Amortization of intangibles	308	326
Other expenses	1,850	1,502
Total noninterest expense	18,390	17,142
Income before income taxes	3,777	8,528
Income tax expense	1,107	2,712
Net income	$2,670	$5,816

Weighted average shares outstanding – basic	15,942.7	13,358.1
Weighted average shares outstanding – diluted	15,997.8	13,560.6
Per share information:
Basic earnings per share	$0.17	$0.44
Diluted earnings per share	$0.17	$0.43
Cash dividends declared per share	$0.21	$0.20

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Mar 31,		Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2009		2008	2008	2008	2008
Financial Data
Total assets	$2,947,110		$2,965,466	$2,767,882	$2,732,989	$2,564,387
Total loans	1,865,954		1,839,154	1,769,041	1,705,650	1,598,582
Total securities	833,959		866,219	753,456	790,064	747,053
Total deposits	1,884,324		1,790,868	1,737,251	1,609,542	1,635,025
Total shareholders’ equity	238,727		235,111	184,762	186,422	191,219
Net interest income	15,959		17,586	16,644	16,207	15,076
Provision for loan losses	1,700		1,850	1,100	1,400	450
Noninterest income, excluding other-than-temporary
impairment losses	9,899		9,675	11,572	13,308	11,902
Net impairment losses recognized in earnings	(1,991)		(2,948)	(982)	(1,149)	(858)
Noninterest expenses	18,390		18,075	18,471	18,054	17,142
Income tax expense	1,107		167	1,623	2,817	2,712
Net income	2,670		4,221	6,040	6,095	5,816

Share Data
Basic earnings per share	$0.17		$0.27	$0.45	$0.45	$0.44
Diluted earnings per share	$0.17		$0.27	$0.44	$0.45	$0.43
Dividends declared per share	$0.21		$0.21	$0.21	$0.21	$0.20
Book value per share	$14.97		$14.75	$13.76	$13.91	$14.30
Tangible book value per share	$10.71		$10.47	$8.80	$9.34	$9.70
Market value per share	$16.25		$19.75	$26.60	$19.70	$24.82

Shares outstanding at end of period	15,949.9		15,934.7	13,423.2	13,398.2	13,368.0
Weighted average shares outstanding – basic	15,942.7		15,765.4	13,409.5	13,381.1	13,358.1
Weighted average shares outstanding – diluted	15,997.8		15,871.6	13,588.3	13,566.7	13,560.6

Key Ratios
Return on average assets	0.36%		0.59%	0.88%	0.92%	0.90%
Return on average tangible assets	0.37%		0.60%	0.90%	0.94%	0.92%
Return on average equity	4.50%		7.31%	12.94%	12.88%	12.22%
Return on average tangible equity	6.30%		10.25%	19.25%	19.07%	18.09%

Capital Ratios
Tier 1 risk-based capital	11.00	% (i)	11.29%	9.20%	9.44%	9.23%
Total risk-based capital	12.25	% (i)	12.54%	10.45%	10.69%	10.49%
Tier 1 leverage ratio	7.35	% (i)	7.53%	6.10%	6.32%	5.93%
Tangible equity to tangible assets	5.93%		5.76%	4.38%	4.68%	5.18%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$3,147,649	$3,624,502	$3,923,595	$3,878,746	$4,014,352
Net investment (depreciation) appreciation & income	(150,855)	(466,461)	(322,953)	10,420	(201,915)
Net customer cash flows	(38,876)	(10,392)	23,860	34,429	66,309
Balance at end of period	$2,957,918	$3,147,649	$3,624,502	$3,923,595	$3,878,746

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2009	2008	2008	2008	2008
Average Yields (taxable equivalent basis)
Assets:
Residential real estate loans	5.47%	5.50%	5.54%	5.55%	5.55%
Commercial and other loans	5.47%	6.19%	6.28%	6.51%	6.95%
Consumer loans	4.29%	5.00%	5.38%	5.48%	6.18%
Total loans	5.27%	5.74%	5.86%	5.98%	6.28%
Cash, federal funds sold
and other short-term investments	0.26%	0.30%	1.63%	1.64%	2.69%
Taxable debt securities	4.45%	4.87%	4.85%	4.86%	5.06%
Nontaxable debt securities	5.86%	5.64%	5.63%	5.67%	5.68%
Corporate stocks and FHLBB stock	0.83%	3.29%	3.58%	4.46%	5.89%
Total securities	4.26%	4.74%	4.74%	4.87%	5.11%
Total interest-earning assets	4.93%	5.41%	5.49%	5.60%	5.89%
Liabilities:
NOW accounts	0.18%	0.17%	0.18%	0.19%	0.19%
Money market accounts	1.55%	1.91%	1.79%	1.79%	3.13%
Savings accounts	0.40%	0.48%	0.47%	0.50%	1.00%
Time deposits	3.30%	3.51%	3.68%	3.88%	4.38%
FHLBB advances	3.81%	4.05%	4.20%	4.15%	4.37%
Junior subordinated debentures	5.89%	6.13%	6.31%	6.34%	5.99%
Other	4.22%	4.20%	4.68%	4.60%	4.32%
Total interest-bearing liabilities	2.83%	3.09%	3.16%	3.18%	3.63%

Interest rate spread (taxable equivalent basis)	2.10%	2.32%	2.33%	2.42%	2.26%
Net interest margin (taxable equivalent basis)	2.39%	2.65%	2.62%	2.71%	2.59%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Loans
Commercial:	Mortgages	$412,817	$407,904	$394,085	$361,623	$309,684
	Construction and development	49,215	49,599	51,592	60,606	62,489
	Other	446,251	422,810	396,161	372,784	354,142
	Total commercial	908,283	880,313	841,838	795,013	726,315
Residential:	Mortgages	621,141	626,663	604,205	593,995	565,031
	Homeowner construction	15,996	15,389	14,124	14,356	12,861
	Total residential real estate	637,137	642,052	618,329	608,351	577,892
Consumer:	Home equity lines	183,058	170,662	158,837	152,339	146,471
	Home equity loans	79,881	89,297	93,690	94,316	96,883
	Other	57,595	56,830	56,347	55,631	51,021
	Total consumer	320,534	316,789	308,874	302,286	294,375
	Total loans	$1,865,954	$1,839,154	$1,769,041	$1,705,650	$1,598,582

(Dollars in thousands)
	At March 31, 2009
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$409,692	88.7%
New York, New Jersey, Pennsylvania	37,230	8.1%
New Hampshire, Maine	13,394	2.9%
Other	1,716	0.3%
Total commercial real estate loans (1)	$462,032	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At March 31, 2009
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$568,034	89.2%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	26,057	4.1%
Ohio, Michigan	18,037	2.8%
California, Washington, Oregon	12,655	2.0%
Colorado, Texas, New Mexico, Utah	6,681	1.0%
Georgia	2,534	0.4%
New Hampshire, Vermont	2,036	0.3%
Other	1,103	0.2%
Total residential mortgages	$637,137	100.0%

	Period End Balances At
(Dollars in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Deposits
Demand deposits	$170,975	$172,771	$187,839	$187,865	$165,822
NOW accounts	179,903	171,306	164,829	170,733	174,146
Money market accounts	377,603	305,879	298,106	305,860	327,562
Savings accounts	186,152	173,485	171,856	177,490	177,110
Time deposits	969,691	967,427	914,621	767,594	790,385
Total deposits	$1,884,324	$1,790,868	$1,737,251	$1,609,542	$1,635,025

Out-of-market brokered certificates of deposits
included in time deposits	$162,463	$187,987	$187,925	$113,725	$126,972

In-market deposits, excluding out of market
brokered certificates of deposit	$1,721,861	$1,602,881	$1,549,326	$1,495,817	$1,508,053

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At March 31, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$58,535	$4,613	$ −	$63,148
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	639,345	18,163	(1,871)	655,637
States and political subdivisions	80,675	1,436	(677)	81,434
Trust preferred securities:
Individual name issuers	30,534	−	(16,507)	14,027
Collateralized debt obligations	6,142	−	(4,214)	1,928
Corporate bonds	13,176	897	(1)	14,072
Common stocks	796	9	−	805
Perpetual preferred stocks	3,974	−	(1,066)	2,908
Total securities available for sale	$833,177	$25,118	$(24,336)	$833,959

(Dollars in thousands)	At December 31, 2008
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$59,022	$5,355	$ −	$64,377
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	675,159	12,543	(4,083)	683,619
States and political subdivisions	80,680	1,348	(815)	81,213
Trust preferred securities:
Individual name issuers	30,525	−	(13,732)	16,793
Collateralized debt obligations	5,633	−	(3,693)	1,940
Corporate bonds	12,973	603	−	13,576
Common stocks	942	50	−	992
Perpetual preferred stocks	4,499	2	(792)	3,709
Total securities available for sale	$869,433	$19,901	$(23,115)	$866,219

(1)	Net of other-than-temporary impairment losses recognized in earnings in accordance with FASB Staff Position FAS 115-2 and FAS 124-2.

Net impairment losses recognized in earnings for securities deemed to be other-than-temporarily impaired in the first quarter of 2009 were as follows:

(Dollars in thousands)

Three months ended March 31,	2009
Trust preferred securities
Collateralized debt obligations	$1,350
Common and perpetual preferred stocks
Common stocks (financials)	146
Perpetual preferred stocks (financials)	495
Net impairment losses recognized in earnings	$1,991

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning trust preferred and corporate bond investment securities:

	At March 31, 2009
	Credit Rating		Amortized	Unrealized		Fair
(Dollars in thousands)	Moody’s	S&P (b)	Cost (a)	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (c):
Issuer 1	A1	BBB+	$9,706	$ –	$(5,829)	$3,877
Issuer 2	Baa3	BB-	5,719	–	(3,651)	2,068
Issuer 3	A3	A	5,093	–	(2,435)	2,658
Issuer 4	A2	BBB	4,162	–	(1,932)	2,230
Issuer 5	A2	A-	1,978	–	(939)	1,039
Issuer 6	A2	BBB+	1,966	–	(326)	1,640
Issuer 7	Baa3	BB	1,910	–	(1,395)	515
Total individual name issuers			30,534	–	(16,507)	14,027

Collateralized debt obligations (CDO):
Pool issue 1 (d)	Caa3		3,650	–	(2,253)	1,397
Pool issue 2 (e)	Ca		2,492	–	(1,961)	531
Total collateralized debt obligations			6,142	–	(4,214)	1,928
Total trust preferred securities			$36,676	$ –	$(20,721)	$15,955

(a)	Net of other-than-temporary impairment losses recognized in earnings in accordance with FASB Staff Position FAS 115-2 and FAS 124-2.
(b)	Standard & Poor’s (“S&P”).
(c)	Consists of various series of trust preferred securities issued by seven corporate financial institutions.
(d)
This investment security is not rated by S&P.  As of March 31, 2009, 7 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  Based on the financial condition and operating outlook of the pooled institutions, this investment security was deemed to be other-than-temporarily impaired at March 31, 2009 resulting in the recognition of net impairment losses in earnings of $1.350 million in the first quarter of 2009.  This investment security was also placed on nonaccrual status as of March 31, 2009.

(e)
This investment security is not rated by S&P. As of March 31, 2009, 6 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  In the fourth quarter of 2008, the tranche held by Washington Trust began deferring interest payments until future periods.  This investment security was also placed on nonaccrual status as of December 31, 2008.  As a result of the early adoption of FASB Staff Position FAS 115-2 and FAS 124-2, Washington Trust reclassified the noncredit-related portion of the other-than-temporary impairment loss for this security previously recognized in earnings in the fourth quarter of 2008.  This reclassification was reflected as a cumulative effect adjustment of $1.2 million after taxes ($1.9 million before taxes) that increased retained earnings and decreased accumulated other comprehensive loss.  The amortized cost basis of this security was increased by the amount of the cumulative effect adjustment before taxes.

The following is supplemental information concerning common and perpetual preferred stock investment securities:

	At March 31, 2009
	Amortized	Unrealized		Fair
(Dollars in thousands)	Cost (a)	Gains	Losses	Value
Common and perpetual preferred stocks
Common stock	$796	$9	$–	$805
Perpetual preferred stocks:
Financials	2,974	–	(853)	2,121
Utilities	1,000	–	(213)	787
Total perpetual preferred stocks	3,974	–	(1,066)	2,908
Total common and perpetual preferred stocks	$4,770	$9	$(1,066)	$3,713

(a)	Net of other-than-temporary impairment losses recognized in earnings in accordance with FASB Staff Position FAS 115-2 and FAS 124-2.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Asset Quality Data	2009	2008	2008	2008	2008
Allowance for Loan Losses
Balance at beginning of period	$23,725	$22,631	$21,963	$20,724	$20,277
Provision charged to earnings	1,700	1,850	1,100	1,400	450
Charge-offs	(1,026)	(776)	(492)	(219)	(106)
Recoveries	99	20	60	58	103
Balance at end of period	$24,498	$23,725	$22,631	$21,963	$20,724

Net Loan Charge-Offs
Commercial:
Mortgages	$461	$185	$–	$(43)	$(25)
Construction and development	–	–	–	–	–
Other	349	497	386	132	(19)
Residential:
Mortgages	32	62	9	33	–
Homeowner construction	–	–	–	–	–
Consumer	85	12	37	39	47
Total	$927	$756	$432	$161	$3

Net charge-offs to average loans	0.05%	0.04%	0.02%	0.01%	–%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Asset Quality Data	2009	2008	2008	2008	2008
Past Due Loans
Loans 30–59 Days Past Due
Commercial categories	$5,564	$5,490	$3,560	$6,682	$2,240
Residential mortgages	3,000	3,113	1,619	1,624	475
Consumer loans	419	76	77	476	43
Loans 30–59 days past due	$8,983	$8,679	$5,256	$8,782	$2,758

Loans 60–89 Days Past Due
Commercial categories	$655	$791	$257	$2,091	$3,715
Residential mortgages	165	1,452	296	1	344
Consumer loans	–	401	–	87	22
Loans 60-89 days past due	$820	$2,644	$553	$2,179	$4,081

Loans 90 Days or more Past Due
Commercial categories	$8,722	$5,234	$5,134	$3,625	$3,088
Residential mortgages	3,575	973	188	408	441
Consumer loans	7	77	48	–	36
Loans 90 days or more past due	$12,304	$6,284	$5,370	$4,033	$3,565

Total Past Due Loans
Commercial categories	$14,941	$11,515	$8,951	$12,398	$9,043
Residential mortgages	6,740	5,538	2,103	2,033	1,260
Consumer loans	426	554	125	563	101
Total past due loans	$22,107	$17,607	$11,179	$14,994	$10,404

Nonperforming Assets
Commercial mortgages	$4,384	$1,942	$1,986	$1,991	$1,300
Commercial construction and development	–	–	–	–	–
Other commercial	6,433	3,845	3,555	2,948	3,081
Residential real estate mortgages	4,057	1,754	962	1,072	1,111
Consumer	564	236	208	170	208
Total nonaccrual loans	$15,438	$7,777	$6,711	$6,181	$5,700
Nonaccrual investment securities	1,928	633	–	–	–
Property acquired through foreclosure or repossession	170	392	113	–	–
Total nonperforming assets	$17,536	$8,802	$6,824	$6,181	$5,700

Total past due loans to total loans	1.18%	0.96%	0.63%	0.88%	0.65%
Nonperforming assets to total assets	0.60%	0.30%	0.25%	0.23%	0.22%
Nonaccrual loans to total loans	0.83%	0.42%	0.38%	0.36%	0.36%
Accruing troubled debt restructured loans	$800	$870	$480	$1,947	$1,696
Allowance for loan losses to nonaccrual loans	158.69%	305.07%	337.22%	355.33%	363.58%
Allowance for loan losses to total loans	1.31%	1.29%	1.28%	1.29%	1.30%

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended March 31,	2009			2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$645,959	$8,712	5.47%	$601,564	$8,297	5.55%
Commercial and other loans	897,458	12,111	5.47%	707,073	12,221	6.95%
Consumer loans	318,234	3,367	4.29%	292,800	4,497	6.18%
Total loans	1,861,651	24,190	5.27%	1,601,437	25,015	6.28%
Cash, federal funds sold
and other short-term investments	27,228	17	0.26%	20,985	140	2.69%
Taxable debt securities	771,240	8,449	4.45%	668,701	8,416	5.06%
Nontaxable debt securities	80,677	1,166	5.86%	81,025	1,143	5.68%
Corporate stocks and FHLBB stock	48,520	105	0.83%	46,860	687	5.89%
Total securities	927,665	9,737	4.26%	817,571	10,386	5.11%
Total interest-earning assets	2,789,316	33,927	4.93%	2,419,008	35,401	5.89%
Non interest-earning assets	174,669			168,709
Total assets	$2,963,985			$2,587,717
Liabilities and Shareholders’ Equity
NOW accounts	$170,031	$75	0.18%	$162,509	$78	0.19%
Money market accounts	365,070	1,398	1.55%	327,877	2,552	3.13%
Savings accounts	178,144	177	0.40%	174,733	432	1.00%
Time deposits	971,275	7,897	3.30%	811,767	8,837	4.38%
FHLBB advances	769,179	7,227	3.81%	672,116	7,299	4.37%
Junior subordinated debentures	32,991	479	5.89%	22,681	338	5.99%
Other	23,517	245	4.22%	29,247	314	4.32%
Total interest-bearing liabilities	2,510,207	17,498	2.83%	2,200,930	19,850	3.63%
Demand deposits	172,420			165,934
Other liabilities	43,836			30,534
Shareholders’ equity	237,522			190,319
Total liabilities and shareholders’ equity	$2,963,985			$2,587,717
Net interest income (FTE)		$16,429			$15,551
Interest rate spread			2.10%			2.26%
Net interest margin			2.39%			2.59%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended March 31,	2009	2008
Commercial and other loans	$51	$45
Nontaxable debt securities	386	363
Corporate stocks	33	67
Total	$470	$475